Exhibit 99.1

News

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NYSE Euronext Announces Second Quarter 2009 Financial Results

— NYSE Liffe Clearing Termination Charge and Severance Generated GAAP Net Loss —

— Pro Forma Diluted EPS of $0.51 —

— Pro Forma Fixed Operating Expenses Decline to $398 Million —

Conference Call, Thursday July 30, 2009 at 8:00 a.m. (New York, EDT)/2:00p.m. (Paris, CEST)

NEW YORK — July 30, 2009 — NYSE Euronext (NYX) today reported a GAAP net loss of ($182) million, or ($0.70) per diluted share, for the second quarter of 2009, compared to net income of $195 million, or $0.73 per diluted share for the second quarter of 2008. Second quarter 2009 GAAP results include merger expenses and exit costs of ($1.21) per diluted share, primarily related to severance and a one-time termination charge for NYSE Liffe Clearing. Second quarter 2008 GAAP results include a net ($0.02) per diluted share negative impact from merger expenses and exit costs and the reversal of a litigation accrual. Pro forma non-GAAP diluted earnings per share excluding these items was $0.51 in the second quarter of 2009, compared to $0.75 in the second quarter of 2008.

“In the second quarter, we reported higher pro forma net revenue, operating income and diluted earnings per share compared to the first quarter of 2009 and continued to make significant progress with our new business initiatives that will diversify our business model and drive future growth,” said Duncan L. Niederauer, CEO, NYSE Euronext. “While the severance and termination charges resulted in a GAAP loss for the quarter, the launch of NYSE Liffe Clearing in Europe earlier today is expected to generate revenues in excess of $100 million annually and is anticipated to be accretive in 2009, and the staffing reductions we have made will result in significant future cost savings. Additionally, we announced a joint venture with DTCC to establish a new, innovative and capital efficient approach to clearing interest rate derivatives and we completed the roll-out of speed enhancements for NYSE, reducing latency to an average of five milliseconds. As we move through the second half of 2009, we will continue to invest in future growth, while at the same time reducing our fixed-cost base.”

The table below summarizes our pro forma non-GAAP results:

($ in millions, except EPS)	2Q09	1Q09	2Q08
Gross Revenues	$1,125	$1,112	$1,027
Net Revenues	$611	$604	$707
Fixed Operating Expenses	$(398)	$(422)	$(425)
Operating Income	$214	$182	$282
Net Income	$132	$112	$199
Diluted Earnings Per Share	$0.51	$0.43	$0.75

Michael S. Geltzeiler, Group Executive Vice President and Chief Financial Officer, NYSE Euronext, commented, “The positive impact from our ongoing technology and non-technology cost saving initiatives continued in the second quarter with fixed costs down 6% year-over-year. Excluding the impact of foreign exchange rates and investment in new businesses, our underlying fixed expenses were down $50 million, or 12%, compared to the second quarter of 2008. We now believe that we will exceed our cost savings targets for the year.”

Pro forma non-GAAP net income for the second quarter of 2009 was $132 million, or $0.51 per diluted share, compared to net income of $199 million, or $0.75 per diluted share, for the second quarter of 2008. Pro forma non-GAAP results for the second quarter of 2009 exclude ($442) million pre-tax, or ($1.21) per diluted share negative impact from merger expenses and exit costs, consisting of a $355 million contract termination charge for NYSE Liffe Clearing, which commenced operations today, and $87 million primarily related to the anticipated headcount reduction in Europe (approximately 230 employees) and a new voluntary resignation incentive program (“VRIP”) in the U.S. (approximately 60 employees). Pro forma non-GAAP results for the second quarter of 2008 exclude a ($38) million pre-tax negative impact from merger expenses and exit costs, primarily related to the U.S. VRIP initiated in the second quarter of 2008, as well as a $36 million positive impact from the reversal of a litigation accrual. In addition to excluding merger expenses and exit costs and one-time items, pro forma non-GAAP results also exclude activity assessment and Section 31 fees, as well as favorable discrete tax items. A full reconciliation of these non-GAAP results is included in the attached tables.

Financial highlights on a pro forma non-GAAP basis include:

•

Gross revenues, excluding activity assessment fees, were $1,125 million in the second quarter of 2009, a 10% increase as compared to the second quarter of 2008. Second quarter 2009 gross revenues were positively impacted by structural changes to the NYSE U.S. cash pricing model, which significantly increased gross revenues with a corresponding increase in liquidity payments.

•

Net revenues, defined as gross revenues less direct transaction costs comprised of Section 31 fees, liquidity payments, and routing and clearing fees, were $611 million, compared to $707 million in the second quarter of 2008, a decrease of $96 million which includes a ($57) million negative impact from foreign currency fluctuations. Net revenues were also negatively affected by net price reductions in both the U.S. and European cash markets, coupled with a decline in volume executed over our full-service LIFFE CONNECT platform in European derivatives.

•

Fixed operating expenses, defined as operating expenses less merger expenses and exit costs, direct transaction costs, and excluding regulatory fine income, were $398 million, a decrease of 6% compared to the second quarter of 2008 and included a discrete $10 million curtailment benefit for changes implemented to certain U.S. retiree medical plans. Excluding the impact of currency translation, acquisitions and dispositions of businesses, and selected strategic initiatives, fixed operating expenses for the second quarter of 2009 decreased $50 million, or 12%, compared to the second quarter of 2008.

•

Operating income was $214 million, compared to $282 million in the second quarter of 2008 and includes a ($27) million negative impact attributable to foreign currency fluctuations. Operating income in the second quarter increased 18% when compared to the first quarter of 2009.

•

Headcount as of June 30, 2009 was approximately 3,500, down 9% from a year ago and down 5% from March 31, 2009. As a result of the European social plan, a new U.S. VRIP and reduced technology staffing, headcount is expected to be significantly lower in the second half of 2009, compared to the first half of 2009.

Market and Business Summary

U.S. Cash Equities

•

U.S. cash equities net revenue of $68 million in the second quarter of 2009, increased $14 million from the first quarter of 2009, but decreased $19 million from the second quarter of 2008. The increase in net revenue from the first quarter of 2009 was driven by accretive NYSE Group pricing changes.

•

In the second quarter of 2009, average daily volume (“ADV”) of 3.6 billion shares for NYSE Group across all U.S. equity markets was 24.9% above the second quarter of 2008, but 9.5% below the first quarter of 2009. Year-to-date, NYSE Group handled ADV of 3.8 billion shares was 19.4% above the same period last year. NYSE Group matched share of all U.S. equity volume in the second quarter was 30.2%. NYSE-listed (Tape A) matched market share in the second quarter of 2009 was 39.3%, compared to 41.5% in the first quarter of 2009.

•

NYSE reduced the time it takes to execute an order to five milliseconds from 105 milliseconds, with the implementation of the new NYSE Super Display Book system (“SDBK”), which replaced the SuperDOT system. NYSE SDBK is a server-based system on NYSE Arca’s industry-leading trading engine, providing much greater throughput, flexibility and scalability as well as lower operating costs compared with the previous mainframe platform. This completes a systems re-design known as Project X that NYSE initiated just 18 months ago. Since then, NYSE has completely replaced its order entry, order database and routing systems, market data systems and components of its post- trade system. To accomplish this, NYSE leveraged leading technologies gained through recent mergers and acquisitions, including systems from NYSE Arca, TransactTools, Wombat (now part of NYSE Technologies) and Euronext. The NYSE SDBK implementation also closely follows the successful implementation of enhancements to the NYSE market model, including incenting the provision of greater liquidity from a broader array of market participants. Later this year, NYSE Euronext’s Universal Trading Platform (“UTP”) – already successful in the company’s European equities and fixed-income markets – will be rolled-out to all U.S. markets, bringing yet another boost to transaction speed.

•

Trading volume on The New York Block Exchange (“NYBX” SM), the joint venture between NYSE Euronext and BIDS Holdings L.P., in the second quarter increased 181% from the first quarter of 2009. The NYBX is an innovative platform designed to maximize access to liquidity and improve execution quality in the U.S. equity block trading market. Institutional investors and other market participants can execute block trades on NYBX, the first venue of its kind to allow non-displayed liquidity to anonymously access both the displayed and reserve liquidity of the NYSE order book.

European Cash Equities

•

In the second quarter of 2009, ADV of 1.5 million transactions was 6.1% above the second quarter of 2008 and 5.8% above the first quarter of 2009. Year-to-date ADV of 1.4 million transactions was 6.6% below the same period last year.

•

NYSE Euronext’s new integrated transaction pricing structure, which simplified and reduced trading fees for customers across its pan-European cash equity markets was implemented on April 1, 2009, improving the company’s overall competitive position in Europe. NYSE Euronext’s European customers have also benefited from reduced clearing fees from LCH.Clearnet effective July 1, 2009.

•	The client migration to NYSE Euronext’s next-generation UTP continued in the second quarter of 2009 for our regulated markets resulting in dramatically reduced latency for clients of 150-400 microseconds, as compared to 1.5 milliseconds before the UTP migration. The speed improvement for NYSE Arca Europe has been even more pronounced, with latency measured as low as 60 microseconds (roundtrip) with an average latency of 140 microseconds (roundtrip). In addition, NYSE Euronext is now offering Sponsored Access for all its European markets, making low latency, highly efficient trading available to non-members via brokers.

•

NYSE Arca Europe, NYSE Euronext’s European Multilateral Trading Facility (“MTF”) which provides customers with low-cost, high-speed access to the most actively-traded pan-European blue-chip stocks not already listed on its European cash regulated markets, has continued to expand since its launch in March. Thirty firms have signed up for membership, including leading financial services firms from the UK and Continental Europe, as well as a number of high frequency trading firms. Beginning in the fourth quarter of 2009, in addition to EuroCCP, NYSE Arca Europe will also offer clearing through LCH.Clearnet Ltd., giving customers a choice in clearing arrangements.

•

SmartPool, the neutral dark liquidity pool created by NYSE Euronext in partnership with J.P. Morgan, HSBC and BNP Paribas announced that 14 leading investment firms have become members of SmartPool. As a result of this new participation, activity on the trading platform in the second quarter of 2009 increased by over 90% compared to the first quarter of 2009.

•

BlueNext, NYSE Euronext’s majority owned environmental trading exchange, signed an agreement with the China-Beijing Environmental Exchange to establish an international carbon-trading related information platform. Areas of cooperation include cross-marketing, information sharing on clean development mechanism projects, training and market intelligence. With over 100 members and 95% market share of the spot market in Europe, BlueNext today operates the world’s largest market for Certified Emissions Reductions.

Exchange Traded Products and Global Indexes

•

In the second quarter of 2009, NYSE Group matched exchange-traded funds ADV increased 80.5%, compared to the second quarter of 2008, but decreased 14.3% compared to the first quarter of 2009. In the second quarter NYSE Group matched volume for ETFs represented 16% of all matched volumes traded by NYSE Group. Year-to-date, matched exchange-traded funds ADV was 68.2% above the prior year period. The second quarter of 2008 did not include the former Amex Exchange Traded Products business.

•	In the second quarter of 2009, consolidated Exchange Traded Products U.S. dollar volume traded represented approximately 32% of all consolidated U.S. dollar volume traded.

•

As of the second quarter of 2009, NYSE Euronext had issued over 690 index licenses to various exchange traded index tracking products, compared to approximately 509 licenses as of the second quarter of 2008.

European Derivatives

•

For the second quarter of 2009, European derivatives products ADV was 4.9 million contracts, 10.2% above the 4.4 million contracts recorded in the second quarter of 2008. The 4.9 million in futures and options contracts ADV in the second quarter of 2009 consisted of 3.2 million contracts executed through our full-service LIFFE CONNECT trading platform and a total of 1.7 million contracts processed through Bclear, NYSE Liffe’s trade administration and clearing service for OTC products. This compares to 3.3 million contracts executed through LIFFE CONNECT and 1.1 million contracts processed through Bclear in the second quarter of 2008. Clearing fees related to Bclear are significantly lower than our other European derivatives products traded through our full-service offering, LIFFE CONNECT, and have fee caps. Year-to-date European derivatives products ADV of 4.3 million contracts was 3.6% below prior year levels.

•

The 53.1% increase in volumes processed by Bclear in the second quarter of 2009 compared to the second quarter of 2008 was driven by a 55.8% increase in individual equity futures processed by the service. Bclear has now processed over 500 million contracts since its launch in 2005.

•

Total interest rate products ADV for the second quarter of 2009 of 2.2 million contracts was down 5.0% compared to the 2.3 million contracts in the second quarter of 2008, but increased 8.8% from the first quarter of 2009. Year-to-date, total interest rate products ADV decreased 17.6% compared to the prior year period.

•	Total equity products (including Bclear) ADV of 2.7 million contracts in the second quarter of 2009 was 26.7% above the second quarter of 2008.

•

NYSE Liffe Clearing was launched on July 30, 2009 and now acts as central clearing counterparty for the London derivatives market and manages its own London clearing operations directly. NYSE Liffe Clearing will continue to outsource the existing clearing guarantee arrangements and related risk functions to LCH.Clearnet, which will remain responsible for applying its rules and resources to resolve clearing member defaults.

•

NYSE Liffe launched FTSE 100 Index Dividend futures during the quarter. Over 280,000 contracts have already been traded, generating over 100,000 contracts in open interest. NYSE Liffe also introduced premium-based tick sizing in its Dutch market which has nearly halved the average spread, making trading cheaper for customers, and helped achieve a 67% rise in volumes from May to June.

•

In June, NYSE Liffe’s Euribor and Short Sterling futures registered their strongest performance so far this year. Several improvements made to meet changing market conditions have boosted volumes: the three month Eonia Swap Index is now averaging over 1,000 contracts per day, and trading activity in the longer-dated futures contracts has continued to grow. Gilt options were also re-launched at the end of June, trading over 9,000 contracts on the first day.

U.S. Derivatives

•

In the second quarter of 2009, U.S. equity options ADV was 2.6 million contracts, a 71.3% increase compared to the second quarter of 2008, which did not include trading activity from the former Amex options business acquired in the fourth quarter of 2008. U.S. options market share in the second quarter of 2009 was 18.2%, up from 12.3% in the second quarter of 2008 and up from 17.4% in the first quarter of 2009. Overall U.S. equity options industry ADV increased 15.7% during the same period. Year-to-date, U.S. equity options ADV of 2.4 million contracts was 41.4% above the prior year period.

•

NYSE Liffe U.S. precious metals futures ADV in the second quarter of 2009 was 14 thousand contracts, for a total of 876 thousand contracts traded during the quarter. Year-to-date, a total of 2.2 million contracts have been traded.

•

NYSE Euronext and The Depository Trust & Clearing Corporation (“DTCC”) agreed to create a joint venture for clearing U.S. fixed income derivatives. The new clearing house, New York Portfolio Clearing, will combine the industry-leading capabilities of NYSE Liffe U.S., NYSE Euronext’s U.S. futures exchange, and DTCC’s Fixed Income Clearing

Corporation (“FICC”) to offer innovative risk management, clearing and settlement efficiencies for U.S. fixed income securities and derivatives. The initiative is expected to be operational in the second quarter of 2010, subject to definitive documentation and approvals.

•

NYSE Liffe U.S. announced that it has signed a license agreement with MSCI Inc., a leading provider of investment decision support tools worldwide, to introduce a suite of domestic and international index futures products built on a range of MSCI Equity Indices. The new products, to be rolled-out in the third quarter of 2009, will initially be based on the MSCI US, EM and EAFE indices.

Global Listings

•

In the second quarter of 2009, a total of 18 IPOs listed on NYSE for total proceeds of $3.3 billion. Among the IPOs were 8 closed-end funds, 3 REITs and 7 operating companies including Bridgepoint Education, Rosetta Stone, DigitalGlobe, SolarWinds, IESI-BFC, Chemspec International and Duoyuan Global Water.

•

Through June 30, 2009, there were 165 global IPOs that raised $16.0 billion, down from 625 IPOs that raised $91.1 billion in the same period last year. NYSE Euronext raised more capital through IPOs than any other exchange in the world with 22 IPOs for a total of $4.6 billion. The U.S. was the most active country for corporate IPOs, raising a total of approximately $4.4 billion.

•

The Board of Directors of Thomson Reuters announced a plan to unify its dual listed company structure and consolidate their listings on the New York Stock Exchange and the Toronto Stock Exchange. If approved by shareholders, Thomson Reuters will no longer be listed on the London Stock Exchange and Nasdaq.

•

NYSE-listed international mining company, Cliffs Natural Resources, listed on the NYSE Euronext Paris Market via a Fast Path cross-listing in April. Cliffs, North America’s largest supplier of iron ore, became the first NYSE-listed company to take advantage of the streamlined, cost-effective Fast Path process in 2009 and the sixth NYSE-listed company to do so since the facility was made available in 2008.

•

NYSE Euronext and Liquidnet announced a partnership to bring Liquidnet InfraRedTM, a proprietary desktop application accessed through NYSE’s ‘NYSEnet’ system to the IROs and CFOs of NYSE’s listed companies. Liquidnet InfraRedTM aggregates institutional demand, news sentiment and block trading data.

NYSE Technologies

•

On June 19, 2009, NYSE Euronext and Qatar Holding, the strategic and direct investment arm of Qatar Investment Authority, announced the signing and closing of binding agreements to form a major strategic partnership which will establish the Qatar Exchange, successor to the current Doha Securities Market. With the closing, NYSE Euronext made an initial $40 million payment as part of the agreement to contribute $200 million in cash to acquire a 20% ownership interest in the Qatar Exchange. The remaining $160 million will generally be paid over the next four years. NYSE Technologies has been chosen to provide managed services to the Qatar Exchange, as well as the latest software and technology to develop a modern exchange in Qatar.

•

NYSE Euronext launched its Secure Financial Transaction Infrastructure (“SFTI®”) in Europe with over 100 customer contracts in place. In addition, NYSE Technologies and Marketcetera launched a new “software-as-a-service” trading platform on SFTI”® designed for high frequency traders which provides a high-performance hosted infrastructure with the agility of an open source platform at a fraction of the cost of on-premise proprietary trading systems.

•

NYSE Technologies launched its next generation market data infrastructure, Market Data Platform V5. This revolutionary ticker plant technology is designed specifically for high-volume and latency sensitive markets, delivering data in microseconds rather than milliseconds. It offers 10-times the overall performance of previous generation market data platforms while allowing customers to reduce their hardware footprint by as much as 80%.

•

NYSE Technologies is working with leading technology providers to develop state-of-the-art solutions for its new data centers in the greater New York and London metropolitan areas. Juniper Networks, Inc., a leader in high-performance networking is designing a state-of-the-art, ultra-low latency core network for NYSE Euronext. Ciena® Corporation, the network specialist is implementing the first 100G network that will enable NYSE Euronext to provide both the speed and ultra-low latency to facilitate unparalleled execution of equities quotes, trades, options data and other financial transactions in the U.S., Europe and globally. Voltaire Ltd., a leading provider of scale-out data center fabrics, is working to deliver an end-to-end, standards-based messaging solution that speeds performance of automated trading environments and financial market data applications. NYSE Euronext’s two new data centers will be the primary operational infrastructure supporting several billion daily transactions and quotes across diverse asset classes and geographies.

Analyst/Investor/Media Call: July 30, 2009 at 8:00am (NY/EDT)/2:00pm (Paris/CEST)

A presentation and live audio webcast of the second quarter 2009 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 866.700.0133

International: 617.213.8831

Passcode: 39687316

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 55674310

Note: NYSE Euronext net revenues (defined as total revenues less direct transaction costs comprised of Section 31 fees, liquidity payments, and routing and clearing fees) from its primary business activities are represented below as a percentage of total net revenues for the second quarter:

—	Derivatives trading accounts for 26%
—	European cash trading accounts for 14%
—	U.S. cash trading accounts for 11%
—	Market data accounts for 17%
—	Listing accounts for 17%
—	Software and technology services accounts for 7%
—	Other accounts for 8%

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, other non-recurring items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

•	NYSE Euronext Earnings News Release with Tables and Operating Data

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With more than 8,000 listed issues, NYSE Euronext’s equities markets — the New York Stock Exchange, Euronext, NYSE Arca and NYSE Amex — represent nearly 40 percent of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, the leading European derivatives business and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the S&P 100 index and Fortune 500. For more information, please visit: www.nyx.com

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2008 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on April 28, 2009 under No. R. 09-031), 2008 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Condensed consolidated statements of income in accordance with U.S. GAAP (unaudited)

(in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues
Activity assessment	$126	$41	$156	$143
Cash trading	615	511	1,235	1,074
Derivatives trading	207	230	394	500
Listing	101	98	200	196
Market data	101	105	203	209
Software and technology services	44	34	88	59
Regulatory	8	14	22	27
Other	49	35	95	72

Total revenues	1,251	1,068	2,393	2,280
Section 31 fees	(126)	(41)	(156)	(143)
Liquidity payments	(447)	(255)	(879)	(528)
Routing and clearing	(67)	(65)	(143)	(135)
Merger expenses and exit costs	(442)	(38)	(465)	(55)
Compensation	(158)	(139)	(326)	(313)
Systems and communications	(56)	(86)	(113)	(169)
Professional services	(43)	(31)	(98)	(61)
Depreciation and amortization	(66)	(59)	(134)	(116)
Occupancy	(38)	(28)	(74)	(59)
Marketing and other	(37)	(46)	(75)	(86)
Regulatory fine income	1	—	1	2

Operating (loss) income from continuing operations	(228)	280	(69)	617
Net interest and investment loss	(27)	(23)	(53)	(41)
Gain on sale of equity investment	—	1	—	2
Income from associates	—	1	—	2
Other income	4	10	9	20

(Loss) income from continuing operations before income tax provision	(251)	269	(113)	600
Income tax benefit (provision)	72	(74)	40	(172)

(Loss) income from continuing operations	(179)	195	(73)	428
Income from discontinued operations, net of tax	—	1	—	2

Net (loss) income	(179)	196	(73)	430
Net income attributable to noncontrolling interest	(3)	(1)	(5)	(4)

Net (loss) income attributable to NYSE Euronext	$(182)	$195	$(78)	$426

Basic (loss) earnings per share from continuing operations	$(0.70)	$0.73	$(0.30)	$1.59
Basic earnings per share from discontinued operations	—	—	—	0.01

Basic (loss) earnings attributable to NYSE Euronext per share	$(0.70)	$0.73	$(0.30)	$1.60

Diluted (loss) earnings per share from continuing operations	(0.70)	$0.73	$(0.30)	$1.59
Diluted earnings per share from discontinued operations	—	—	—	0.01

Diluted (loss) earnings attributable to NYSE Euronext per share	$(0.70)	$0.73	$(0.30)	$1.60

Basic weighted average shares outstanding	260	266	260	266
Diluted weighted average shares outstanding	260	266	260	266

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future. Please refer to the table entitled “Reconciliation of non-GAAP Financial Measures to GAAP Measures (Unaudited)”

	Three months ended June 30, [a, b, c, d]		Six months ended June 30, [a, b, c, d]
	2009	2008	2009	2008
	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined

Revenues
Cash trading	$615	$511	$1,235	$1,074
Derivatives trading	207	230	394	500
Listing	101	98	200	196
Market data	101	105	203	209
Software and technology services	44	34	88	59
Regulatory	8	14	22	27
Other	49	35	95	72

Total revenues	1,125	1,027	2,237	2,137
Liquidity payments	(447)	(255)	(879)	(528)
Routing and clearing	(67)	(65)	(143)	(135)
Compensation	(158)[f]	(175)[e]	(326)	(349)[e]
Systems and communications	(56)	(86)	(113)	(169)
Professional services	(43)	(31)	(98)	(61)
Depreciation and amortization	(66)	(59)	(134)	(116)
Occupancy	(38)	(28)	(74)	(59)
Marketing and other	(37)	(46)	(75)	(86)
Regulatory fine income	1	—	1	2

Operating income	214	282	396	636
Net interest and investment loss	(27)	(23)	(53)	(41)
Income from associates	—	1	—	2
Other income	4	11	9	20

Income before income tax provision	191	271	352	617
Income tax provision	(56)[g]	(71)	(103)[g]	(174)

Net income	135	200	249	443
Net income attributable to noncontrolling interest	(3)	(1)	(5)	(4)

Net income attributable to NYSE Euronext	$132	$199	$244	$439

Basic earnings per share	$0.51	$0.75	$0.94	$1.65
Diluted earnings per share	$0.51	$0.75	$0.94	$1.65

Basic weighted average shares outstanding	260	266	260	266
Diluted weighted average shares outstanding	260	266	260	266

The pro forma non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.

[b]	Merger expenses and exit costs of $442 million and $38 million have been eliminated from the results of operations for the three months ended June 30, 2009 and 2008, respectively, and $465 million and $55 million for the six months ended June 30, 2009 and 2008, respectively, as they represent nonrecurring charges.

[c]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.

[d]	Gains on sale of equity investments of $1 million and $2 million have been eliminated from the results of operations for the three and six months ended June 30, 2008, respectively, as they represent non-recurring items.

[e]	Excludes $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was terminated on July 31, 2008.

[f]	Includes a $10 million curtailment gain associated with a change in our retiree medical plan.

[g]	The income tax provision for the three and six months ended June 30, 2009 has been adjusted to exclude the favorable impact of certain discrete items, primarily tax credits, as they represent non-recurring items.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended June 30, 2009 [a, b, c, d]				Three months ended June 30, 2008 [a, b, c, d]
	US Operations	European Operations	Corporate Items [e]	Pro Forma Combined	US Operations	European Operations	Corporate Items [e]	Pro Forma Combined
Revenues
Cash trading	$528	$85	$2	$615	$356	$155	$—	$511
Derivatives trading	46	161	—	207	31	199	—	230
Listing	91	10	—	101	90	8	—	98
Market data	54	47	—	101	50	55	—	105
Other revenues	61	49	(9)	101	69	14	—	83

Total revenues (1)	780	352	(7)	1,125	596	431	—	1,027
Liquidity payments, routing and clearing (2)	(476)	(37)	(1)	(514)	(281)	(39)	—	(320)
Fixed operating expenses	(229)	(171)	2	(398)	(221)	(193)	(11)	(425)
Regulatory fine income	1	—	—	1	—	—	—	—

Operating income	$76	$144	$(6)	$214	$94	$199	$(11)	$282

Net revenues= (1) + (2)	$304	$315	$(8)	$611	$315	$392	$—	$707

	Six months ended June 30, 2009 [a, b, c, d]				Six months ended June 30, 2008 [a, b, c, d]
	US Operations	European Operations	Corporate Items [e]	Pro Forma Combined	US Operations	European Operations	Corporate Items [e]	Pro Forma Combined
Revenues
Cash trading	$1,048	$187	$—	$1,235	$749	$325	$—	$1,074
Derivatives trading	90	304	—	394	69	431	—	500
Listing	182	18	—	200	179	17	—	196
Market data	111	92	—	203	104	105	—	209
Other revenues	126	99	(20)	205	128	30	—	158

Total revenues (1)	1,557	700	(20)	2,237	1,229	908	—	2,137
Liquidity payments, routing and clearing (2)	(955)	(68)	1	(1,022)	(577)	(86)	—	(663)
Fixed operating expenses	(474)	(354)	8	(820)	(438)	(375)	(27)	(840)
Regulatory fine income	1	—	—	1	2	—	—	2

Operating income	$129	$278	$(11)	$396	$216	$447	$(27)	$636

Net revenues= (1) + (2)	$602	$632	$(19)	$1,215	$652	$822	$—	$1,474

The pro forma non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.

[b]	Merger expenses and exit costs of $442 million and $38 million have been eliminated from the results of operations for the three months ended June 30, 2009 and 2008, respectively, and $465 million and $55 million for the six months ended June 30, 2009 and 2008, respectively, as they represent nonrecurring charges.

[c]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.

[d]	Gains on sale of equity investments of $1 million and $2 million have been eliminated from the results of operations for the three and six months ended June 30, 2008, respectively, as they represent non-recurring items.

[e]	Corporate Items include intercompany eliminations of revenues and expenses between U.S. and Europe.

NYSE Euronext

Reconciliation of non-GAAP financial measures to GAAP measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Three months ended June 30, 2009	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined
Revenues	$1,251	$(126)[a]		$1,125
Operating expenses, net	(1,479)	568	[a], [b]	(911)

Operating income	(228)	442		214
Net interest and investment loss	(27)	—		(27)
Other income	4	—		4

Income before income tax provision	(251)	442		191
Income tax provision	72	(128)[c]		(56)

Net income	(179)	314		135
Noncontrolling interest	(3)	—		(3)

Net income attributable to NYSE Euronext	$(182)	$314		$132

Three months ended June 30, 2008	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined
Revenues	$1,068	$(41)[a]		$1,027
Operating expenses, net	(788)	43	[a], [b]	(745)

Operating income	280	2		282
Net interest and investment loss	(23)	—		(23)
Gain on sale of businesses and equity investment	1	(1)		—
Income from associates	1	—		1
Other income	10	1		11

Income before income tax provision	269	2		271
Income tax provision	(74)	3	[c]	(71)
Income from discontinued operations, net of tax	1	(1)[d]		—

Net income	196	4		200
Noncontrolling interest	(1)	—		(1)

Net income attributable to NYSE Euronext	$195	$4		$199

Six months ended June 30, 2009	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined
Revenues	$2,393	$(156)[a]		$2,237
Operating expenses, net	(2,462)	621	[a], [b]	(1,841)

Operating income	(69)	465		396
Net interest and investment loss	(53)	—		(53)
Gain on sale of businesses and equity investment	—	—		—
Income from associates	—	—		—
Other income	9	—		9

Income before income tax provision	(113)	465		352
Income tax provision	40	(143)[c]		(103)

Net income	(73)	322		249
Noncontrolling interest	(5)	—		(5)

Net income attributable to NYSE Euronext	$(78)	$322		$244

Six months ended June 30, 2008	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined
Revenues	$2,280	$(143)[a]		$2,137
Operating expenses, net	(1,663)	162	[a], [b]	(1,501)

Operating income	617	19		636
Net interest and investment loss	(41)	—		(41)
Gain on sale of businesses and equity investment	2	(2)		—
Income from associates	2	—		2
Other income	20	—		20

Income before income tax provision	600	17		617
Income tax provision	(172)	(2)[c]		(174)
Income from discontinued operations, net of tax	2	(2)[d]		—

Net income	430	13		443
Noncontrolling interest	(4)	—		(4)

Net income attributable to NYSE Euronext	$426	$13		$439

[a]	Includes Activity assessment fees.
[b]	Includes the following adjustments:

	Three months ended			Six months ended
	June 30, 2009	June 30, 2008		June 30, 2009	June 30, 2008
Section 31 fees	$126	$41		$156	$143
Merger expenses and exit costs	442	38		465	55
Compensation	—	(36	) *	—	(36	)*

	$568	$43		$621	$162

*	To eliminate the reversal of an accrual relating to certain litigation.

[c]	Includes the tax effect of pro forma adjustments and normalization of effective tax rate to disregard certain favorable discrete items, primarily tax credits, as they represent non-recurring items.

[d]	Includes the adjustment to present results of operations as if the divestiture of GL Trade had been completed at the beginning of the earliest period presented.

NYSE Euronext

Operating expenses including non-GAAP financial measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Operating expenses for the three months ended June 30, 2009 on a GAAP basis	$1,480
less:
Section 31 fees	(126)
Liquidity payments	(447)
Routing and clearing	(67)
Merger expenses and exit costs	(442)

Fixed operating expenses for the three months ended June 30, 2009	398

Excluding the impact of:
Currency translation	29
Acquisitions and dispositions, net	(35	) *
New business initiatives	(12	) **
Duplicative datacenter and integration	(5)

Fixed operating expenses for the three months ended June 30, 2009 on a pro forma non-GAAP basis	$375	[a]

Operating expenses for the three months ended June 30, 2008 on a GAAP basis	$788
less:
Section 31 fees	(41)
Liquidity payments	(255)
Routing and clearing	(65)
Merger expenses and exit costs	(38)
Compensation	36

Fixed operating expenses for the three months ended June 30, 2008	$425	[b]

Variance ($)	$(50	)[a] - [b] = [c]

Variance (%)	-12	%[c] / [b]

Operating expenses for the six months ended June 30, 2009 on a GAAP basis	$2,463
less:
Section 31 fees	(156)
Liquidity payments	(879)
Routing and clearing	(143)
Merger expenses and exit costs	(465)

Fixed operating expenses for the six months ended June 30, 2009	820

Excluding the impact of:
Currency translation	64
Acquisitions and dispositions, net	(88	) *
New business initiatives	(32	) **
Duplicative datacenter and integration	(13)

Fixed operating expenses for the six months ended June 30, 2009 on a pro forma non-GAAP basis	$751	[d]

Operating expenses for the six months ended June 30, 2008 on a GAAP basis	$1,665
less:
Section 31 fees	(143)
Liquidity payments	(528)
Routing and clearing	(135)
Merger expenses and exit costs	(55)
Compensation	36

Fixed operating expenses for the six months ended June 30, 2008	$840	[e]

Variance ($)	$(89	)[d] - [e] = [f]

Variance (%)	-11	%[f] / [e]

*	Includes the contribution of Amex, Wombat and AEMS.
**	Includes the contribution of new business initiatives, primarily SFTI Europe, SmartPool and NYSE Liffe U.S.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$635	$1,013
Accounts receivable, net	661	744
Deferred income taxes	90	113
Other current assets	234	156

Total current assets	1,620	2,026
Property and equipment, net	811	695
Goodwill	4,178	3,985
Other intangible assets, net	6,153	5,866
Deferred income taxes	629	671
Investment in associates and other assets	897	705

Total assets	$14,288	$13,948

Liabilities and equity
Accounts payable and accrued expenses	$1,523	$1,330
Deferred revenue	308	113
Short term debt	410	1,101
Deferred income taxes	25	38

Total current liabilities	2,266	2,582
Accrued employee benefits	540	576
Deferred revenue	352	360
Long term debt	2,137	1,787
Deferred income taxes	2,064	2,002
Other liabilities	177	67

Total liabilities	7,536	7,374
Equity	6,752	6,574

Total liabilities and equity	$14,288	$13,948

NYSE Euronext

Selected Statistical Data:

Volume Summary - Cash Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited)	Q2 ‘09	Q2 ‘08	% Chg	Q2 ‘09	Q2 ‘08	% Chg	YTD 2009	YTD 2008	% Chg
Number of Trading Days - European Markets	62	64	—	62	64	—	125	126	—
Number of Trading Days - U.S. Markets	63	64		63	64		124	125	—

European Cash Products (trades in thousands)	1,455	1,371	6.1%	90,184	87,772	2.7%	176,812	190,815	-7.3%

Equities	1,395	1,325	5.3%	86,504	84,807	2.0%	169,003	184,104	-8.2%
Exchange-Traded Funds	15	6	130.6%	912	408	123.4%	1,783	970	83.8%
Structured Products	39	35	12.3%	2,409	2,213	8.8%	5,324	5,038	5.7%
Bonds	6	5	7.9%	359	344	4.5%	702	702	0.0%

U.S. Cash Products (shares in millions)	3,642	2,916	24.9%	229,432	186,600	23.0%	474,991	401,033	18.4%

NYSE Listed Issues [1]

NYSE Group Handled Volume [2]	2,634	2,173	21.2%	165,966	139,052	19.4%	344,346	299,138	15.1%
NYSE Group Matched Volume [3]	2,394	1,949	22.8%	150,847	124,762	20.9%	312,247	270,044	15.6%
Total NYSE Listed Consolidated Volume	6,086	4,169	46.0%	383,397	266,804	43.7%	772,291	545,144	41.7%

NYSE Group Share of Total NYSE Listed Consolidated Volume
Handled Volume [2]	43.3%	52.1%	-8.8%	43.3%	52.1%	-8.8%	44.6%	54.9%	-10.3%
Matched Volume [3]	39.3%	46.8%	-7.5%	39.3%	46.8%	-7.5%	40.4%	49.5%	-9.1%

NYSE Arca & Amex Listed Issues

NYSE Group Handled Volume [2]	608	316	92.4%	38,298	20,222	89.4%	80,042	45,339	76.5%
NYSE Group Matched Volume [3]	531	272	95.3%	33,456	17,403	92.2%	70,246	39,172	79.3%
Total NYSE Arca & Amex Listed Consolidated Volume	2,253	988	128.1%	141,909	63,209	124.5%	286,062	134,735	112.3%

NYSE Group Share of Total NYSE Arca & NYSE Amex Listed Consolidated Volume
Handled Volume [2]	27.0%	32.0%	-5.0%	27.0%	32.0%	-5.0%	28.0%	33.7%	-5.7%
Matched Volume [3]	23.6%	27.5%	-3.9%	23.6%	27.5%	-3.9%	24.6%	29.1%	-4.5%

Nasdaq Listed Issues

NYSE Group Handled Volume [2]	400	427	-6.4%	25,169	27,326	-7.9%	50,602	56,555	-10.5%
NYSE Group Matched Volume [3]	328	356	-8.1%	20,633	22,804	-9.5%	41,686	47,026	-11.4%
Total Nasdaq Listed Consolidated Volume	2,409	2,099	14.8%	151,790	134,315	13.0%	288,024	283,534	1.6%

NYSE Group Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [2]	16.6%	20.3%	-3.7%	16.6%	20.3%	-3.7%	17.6%	19.9%	-2.4%
Matched Volume [3]	13.6%	17.0%	-3.4%	13.6%	17.0%	-3.4%	14.5%	16.6%	-2.1%

Exchange-Traded Funds [1,4]

NYSE Group Handled Volume [2]	598	334	79.2%	37,655	21,346	76.4%	79,811	48,287	65.3%
NYSE Group Matched Volume [3]	523	290	80.5%	32,978	18,561	77.7%	70,168	42,053	66.9%
Total ETF Consolidated Volume	2,278	1,020	123.4%	143,542	65,272	119.9%	292,412	141,406	106.8%

NYSE Group Share of Total ETF Consolidated Volume
Handled Volume [2]	26.2%	32.7%	-6.5%	26.2%	32.7%	-6.5%	27.3%	34.1%	-6.9%
Matched Volume [3]	23.0%	28.4%	-5.4%	23.0%	28.4%	-5.4%	24.0%	29.7%	-5.7%

Please refer to footnotes on the following page.

NYSE Euronext

Selected Statistical Data:

Volume Summary - Derivatives Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited; contracts in thousands)	Q2 ‘09	Q2 ‘08	% Chg	Q2 ‘09	Q2 ‘08	% Chg	YTD 2009	YTD 2008	% Chg
Number of Trading Days - European Markets	62	64	—	62	64	—	125	126	—
Number of Trading Days - U.S. Markets	63	64		63	64		124	125

European Derivatives Products	4,883	4,430	10.2%	302,754	283,513	6.8%	540,844	565,757	-4.4%

Total Interest Rate Products [5]	2,162	2,275	-5.0%	134,063	145,630	-7.9%	259,247	317,016	-18.2%
Short Term Interest Rate Products	2,064	2,178	-5.3%	127,949	139,399	-8.2%	246,800	303,506	-18.7%
Medium and Long Term Interest Rate Products	99	97	1.3%	6,114	6,231	-1.9%	12,447	13,510	-7.9%

Total Equity Products [6]	2,672	2,108	26.7%	165,649	134,921	22.8%	275,691	241,604	14.1%

Total Individual Equity Products	2,060	1,540	33.8%	127,714	98,550	29.6%	196,159	160,774	22.0%
Total Equity Index Products	612	568	7.7%	37,935	36,371	4.3%	79,532	80,830	-1.6%

Bclear	1,681	1,098	53.1%	104,197	70,259	48.3%	148,239	103,194	43.7%
Individual Equity Products	1,556	999	55.8%	96,474	63,917	50.9%	131,234	90,639	44.8%
Equity Index Products	125	99	25.7%	7,724	6,342	21.8%	17,005	12,555	35.4%

Commodity Products	49	46	6.0%	3,042	2,963	2.7%	5,905	7,137	-17.3%

U.S. Derivatives Products - Equity Options [7]
NYSE Group Options Contracts	2,590	1,512	71.3%	163,192	96,783	68.6%	302,309	215,457	40.3%
Total Consolidated Options Contracts	14,229	12,301	15.7%	896,411	787,288	13.9%	1,697,023	1,600,310	6.0%
NYSE Group Share of Total	18.2%	12.3%		18.2%	12.3%		17.8%	13.5%	4.3%

NYSE Liffe U.S.
Precious Metals Futures Volume	13.9	—		875.7	—		2,158.1	—	—

1	Includes all volume executed in NYSE Group crossing sessions.
2	Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.
3	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
4	Data included in previously identified categories.
5	Includes currency products.
6	Includes all Bclear trading activities for Bclear, NYSE Liffe’s clearing service for wholesale derivatives.
7	Includes trading in U.S. equity options contracts, not equity-index options.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

US data has been updated for Amex integration for October 2008 forward.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	June 30, 2009	March 31, 2009	June 30, 2008
NYSE Euronext Listed Issuers

NYSE Listed Issuers

Issuers listed on U.S. Markets [1]	2,988	3,108	2,517
Number of new issuer listings [1]	74	50	94
Capital raised in connection with new listings ($millions) [2]	$1,445	$733	$4,311

Euronext Listed Issuers

Issuers listed on Euronext [1]	1,046	1,055	1,133
Number of new issuer listings [3]	6	4	20
Capital raised in connection with new listings ($millions) [2]	$1	$0	$2,540

NYSE Euronext Market Data

NYSE Market Data [4]
Share of Tape A revenues (%)	47.5%	48.0%	51.6%
Share of Tape B revenues (%)	33.8%	34.2%	32.4%
Share of Tape C revenues (%)	19.6%	21.0%	20.2%
Professional subscribers (Tape A)	403,588	424,589	454,536

Euronext Market Data

Number of terminals	250,689	264,853	220,898

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]
NYSE Euronext headcount excluding GL Trade	3,538	3,709	3,892
GL Trade headcount	n.a.	n.a.	1,451

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/US$ exchange rate	$1.364	$1.306	$1.563
Average £/US$ exchange rate	$1.551	$1.437	$1.972

1	Figures for NYSE listed issuers include listed operating companies, SPACs, closed-end funds, and ETFs, and do not include NYSE Arca, Inc. or structured products listed on the NYSE. There were 1,022 ETFs and 6 operating companies exclusively listed on NYSE Arca, Inc. as of June 30, 2009. There were 483 structured products listed on the NYSE as of June 30, 2009.

Figures for new issuer listings include NYSE new listings and new ETP listings only (NYSE Amex and NYSE Arca are excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed funds, ETFs and structured product (warrants and certificates). As of June 30, 2009, 123 companies were listed on NYSE Alternext, 307 on Free Market and 464 ETFs were listed on NextTrack.

2	Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include close-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products .

3	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).

4	“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on share of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

5	NYSE Euronext sold its 40% stake in GL Trade in October 2008. NYSE Euronext headcount includes both the employees of NYXT and NYSE Amex for all periods presented.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.